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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 August 27, 2004
                Date of Report (Date of earliest event reported)

                                 PXRE GROUP LTD.


             (Exact name of registrant as specified in its charter)



         Bermuda                         1-15259                98-0214719
(State or other jurisdiction           (Commission           (I.R.S. Employer
of incorporation or organization)        File No.)          Identification No.)



         PXRE House                               P.O. Box HM 1282
         110 Pitts Bay Road                       Hamilton HM FX
         Pembroke HM 08                           Bermuda
         Bermuda
         (Address, including zip code,
         of principal executive offices)          (Mailing address)


                                 (441) 296-5858
              (Registrant's telephone number, including area code)




                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
                                (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
                               (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 27, 2004, PXRE Group Ltd. and/or its subsidiaries (collectively, the "Company") entered into the following employment agreements with three of its executive officers (each an "Executive") as follows: (i) Employment Agreement, dated August 27, 2004, by and between PXRE Reinsurance Ltd. and Guy D. Hengesbaugh, President & Chief Operating Officer of PXRE Reinsurance Ltd. (the "Hengesbaugh Agreement"); (ii) Employment Agreement, dated August 27, 2004, by and between PXRE Group Ltd. and John M. Modin, Executive Vice President & Chief Financial Officer of PXRE Group Ltd. (the "Modin Agreement"); and Employment Agreement, dated August 27, 2004, by and between PXRE Reinsurance Company and Bruce J. Byrnes, General Counsel & Secretary of PXRE Reinsurance Company (the "Byrnes Agreement", and collectively with the Modin Agreement and Hengesbaugh Agreement, the "Executive Employment Agreements"). Except as otherwise noted, the terms of the Executive Employment Agreements are substantively identical. The Executive Employment Agreements are for two-year terms and provide for the following annual base salaries: Mr. Hengesbaugh, $370,000; Mr. Modin, $345,000; Mr. Byrnes $350,000. The Executive Employment Agreements further provide each Executive with an annual incentive bonus target of 55% of base salary under the Company's 2004 Incentive Bonus Compensation Plan and a long-term incentive multiple of 1.4 of base salary for purposes of determining restricted stock grants to be awarded to under the Company's 2002 Officer Incentive Plan. Pursuant to the Executive Employment Agreements, Mr. Hengesbaugh is entitled to housing and car allowances and Messrs. Modin and Byrnes are entitled to car allowances.

In the event that the Company terminates an Executive's employment without "cause" (as defined in the Executive Employment Agreement) or the Executive terminates the Executive Employment Agreement for "good reason" (as described below), subject to Executive's continued compliance with the confidentiality, non-compete and non-solicitation provisions of the Executive Employment Agreement, and conditioned on the execution of a release of claims against us, he will be entitled to receive a severance payment equal to two times his base salary, plus one year of continued employee benefits. Good reason is generally defined as: a decrease in his base salary; our failure to pay material compensation due to him; our failure to obtain an agreement from a successor to assume the Executive Employment Agreement; the assignment of duties which result in a diminution in his position, authority, duties or responsibilities; a relocation of his primary office; a material reduction in his benefits; or any material breach of the Employment Agreement. The Executive Employment Agreements prohibits each Executive from competing with us or soliciting our customers or employees for the one-year period following his termination.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS


(c)     Exhibits

Exhibit No.   Description

99.1 Employment Agreement, dated August 27, 2004, by and between PXRE Reinsurance Ltd. and Guy D. Hengesbaugh, President & Chief Operating Officer of PXRE Reinsurance Ltd.

99.2 Employment Agreement, dated August 27, 2004, by and between PXRE Group Ltd. and John M. Modin, Executive Vice President & Chief Financial Officer of PXRE Group Ltd.

99.3 Employment Agreement, dated August 27, 2004, by and between PXRE Reinsurance Company and Bruce J. Byrnes, General Counsel & Secretary of PXRE Reinsurance Company


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 PXRE GROUP LTD.
                                                 ---------------
                                                   (Registrant)



By:    /s/ Jeffrey L. Radke
-------------------------------------------
Name:  Jeffrey L. Radke
Title: President & Chief Executive Officer


Date: August 27, 2004